Exhibit 10.13


                                  $8,700,000.00

                                CREDIT AGREEMENT

                                   DATED AS OF

                                NOVEMBER 14, 1996

                                     BETWEEN

                               THE SOURCE COMPANY

                                       AND

                      WACHOVIA BANK OF NORTH CAROLINA, N.A.

                                TABLE OF CONTENTS

                          [Not a part of the Agreement]



ARTICLE I.  DEFINITIONS......................................................1

SECTION 1.01.  Definitions...................................................1
SECTION 1.02.  Accounting Terms and Determinations..........................14
SECTION 1.03.  Use of Defined Terms.........................................14
SECTION 1.04.  Terminology..................................................14
SECTION 1.05.  References...................................................14

ARTICLE II. THE CREDITS.....................................................14

SECTION 2.01.  Commitment to Lend...........................................14
SECTION 2.02.  Method of Borrowing..........................................15
SECTION 2.03.  Note.........................................................15
SECTION 2.04.  Payment of Advances..........................................15
SECTION 2.05.  Interest Rates...............................................15
SECTION 2.06.  Fees.........................................................16
SECTION 2.07.  Optional Termination or Reduction of Commitment..............16
SECTION 2.08.  Termination of Commitment....................................17
SECTION 2.09.  Optional Prepayments.........................................17
SECTION 2.10.  Mandatory Prepayments........................................17
SECTION 2.11.  General Provisions Concerning Payments.......................17
SECTION 2.12.  Computation of Interest......................................18

ARTICLE III.  CHANGE IN CIRCUMSTANCES; COMPENSATION.........................18

SECTION 3.01.  Basis for Determining Interest Rate Inadequate or Unfair.....18
SECTION 3.02.  Illegality...................................................19
SECTION 3.03.  Increased Cost and Reduced Return............................19
SECTION 3.04.  Base Rate Loans Substituted for Affected Euro-Dollar Loans...21
SECTION 3.05.  Compensation.................................................21

ARTICLE IV.  CONDITIONS TO BORROWINGS.......................................21

SECTION 4.01.  Conditions to First Borrowing................................21
SECTION 4.02.  Conditions to All Borrowings.................................23

ARTICLE V.  REPRESENTATIONS AND WARRANTIES..................................24

SECTION 5.01.  Corporate Existence and Power................................24
SECTION 5.02.  Corporate and Governmental Authorization; Contravention......24

SECTION 5.03.  Binding Effect...............................................24
SECTION 5.04.  Financial Information........................................24
SECTION 5.05.  Litigation...................................................25
SECTION 5.06.  Compliance with ERISA........................................25
SECTION 5.07.  Taxes........................................................25
SECTION 5.08.  Subsidiaries.................................................25
SECTION 5.09.  Not an Investment Company....................................25
SECTION 5.10.  Ownership of Property; Liens.................................25
SECTION 5.11.  No Default...................................................25
SECTION 5.12.  Full Disclosure..............................................26
SECTION 5.13.  Environmental  Matters.......................................26
SECTION 5.14.  Compliance with Laws.........................................26
SECTION 5.15.  Capital Stock................................................26
SECTION 5.16.  Margin Stock.................................................26
SECTION 5.17.  Insolvency...................................................27
SECTION 5.18.  Insurance....................................................27

ARTICLE VI.  COVENANTS......................................................27

SECTION 6.01.  Information..................................................27
SECTION 6.02.  Inspection of Property, Books and Records....................29
SECTION 6.03.  Ratio of EBILT to Interest Expense and Lease Obligations.....29
SECTION 6.04.  Ratio of Funded Debt to EBITDA...............................29
SECTION 6.05.  Ratio of Funded Debt to Total Capitalization.................29
SECTION 6.06.  Minimum Tangible Net Worth...................................29
SECTION 6.07.  Accounts Receivable..........................................29
SECTION 6.08.  Restricted Payments..........................................30
SECTION 6.09.  Loans or Advances............................................30
SECTION 6.10.  Investments..................................................30
SECTION 6.11.  Negative Pledge..............................................30
SECTION 6.12.  Maintenance of Existence.....................................30
SECTION 6.13.  Dissolution..................................................30
SECTION 6.14.  Consolidations, Mergers and Sales of Assets..................30
SECTION 6.15.  Use of Proceeds..............................................31
SECTION 6.16.  Compliance with Laws; Payment of Taxes.......................31
SECTION 6.17.  Insurance....................................................31
SECTION 6.18.  Change in Fiscal Year........................................32
SECTION 6.19.  Maintenance of Property......................................32
SECTION 6.20.  Environmental Notices........................................32
SECTION 6.21.  Environmental Matters........................................32
SECTION 6.22.  Environmental Release........................................32
SECTION 6.23.  Transactions with Affiliates.................................33
SECTION 6.24.  Collateral...................................................33

SECTION 6.25.  Interest Rate Protection.....................................33

ARTICLE VII.  DEFAULTS......................................................34

SECTION 7.01.  Events of Default............................................34
SECTION 7.02.  Remedies on Default..........................................36
SECTION 7.03.  Security Interest; Offset....................................37

ARTICLE VIII.  MISCELLANEOUS................................................37

SECTION 8.01.  Notices......................................................37
SECTION 8.02.  No Waivers...................................................38
SECTION 8.03.  Expenses; Documentary Taxes; Indemnification.................38
SECTION 8.04.  Amendments and Waivers.......................................39
SECTION 8.05.  Successors and Assigns.......................................39
SECTION 8.06.  Confidentiality..............................................40
SECTION 8.07.  Interest Limitation..........................................41
SECTION 8.08.  Survival of Certain Obligations..............................41
SECTION 8.09.  Governing Law................................................41
SECTION 8.10.  Counterparts.................................................41
SECTION 8.11.  Consent to Jurisdiction......................................41
SECTION 8.12.  Severability.................................................41
SECTION 8.13.  Captions.....................................................42

EXHIBIT A           Form of Note

EXHIBIT B           Form of Opinion of Counsel for the Borrower

EXHIBIT C           Form of Assignment and Acceptance

EXHIBIT D           Form of Closing Certificate

EXHIBIT E           Form of Officer's Certificate

EXHIBIT F           Form of Receivables Certification

EXHIBIT G           Location of Collateral

EXHIBIT H           Form of Compliance Certificate

Schedule 1.01       Canadian Companies

Schedule 5.05       Litigation Disclosure

Schedule 5.10       List of Patents, Tradenames, Trademarks and Applications

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, made as of the 14th day of November 1996, by and between THE SOURCE COMPANY, a Missouri corporation (together with its successors, the "Borrower"), and WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association (together with endorsees, successors and assigns, the "Bank").

                                   BACKGROUND

         The Borrower desires to establish with the Bank a credit facility providing for revolving loans of up to $8,700,000.00 in the aggregate maximum principal amount at any time outstanding, and the Bank is willing to establish such a credit facility on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

         SECTION 1.01. Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

         "Accounts," "Chattel Paper," "Contracts," "Documents," "Equipment," "General Intangibles," "Goods," "Instruments," "Fixtures," and "Inventory" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code of North Carolina.

         "Adjusted Monthly Libor Index Rate" means a rate per annum (rounded upward, if necessary, to the next higher 1/10,000th of 1%) determined by the Bank pursuant to the following formula:

Adjusted Monthly Libor   =   Monthly Libor Index Rate   +   Applicable Margin
                           -----------------------------
      Index Rate      1.0 - Euro-Dollar Reserve Percentage  for Euro-Dollar Loan

         "Advance" means any advance by the Bank under the Commitment.

         "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

         "Applicable Margin" means, for any Base Rate Loan for any day and for any Euro-Dollar Loan, a positive number equal to the percentages set forth below during the Borrower's fiscal periods that the ratio of Funded Debt to EBITDA, based upon the financial information submitted to the Bank pursuant to Section 6.01, is as follows:

Ratio of Funded                 Applicable Margin          Applicable Margin
Debt to EBITDA                  for Base Rate Loan        for Euro-Dollar Loan
--------------                  ------------------        --------------------

greater than 3.00 to 1.00             1.00%                       3.50%
greater than 2.25 to 1.00             0.50%                       3.00%
greater than 1.50 to 1.00             0.25%                       2.75%
less than or equal to
  1.50 to 1.00                        0.00%                       2.50%


         "Assignee" has the meaning set forth in Section 8.05(c).

         "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 8.05(c) in the form attached hereto as Exhibit C.

         "Authority" has the meaning set forth in Section 3.02.

         "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate for such day, plus the Applicable Margin for Base Rate Loan. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

         "Base Rate Loan" means an Advance made or to be made as a Base Rate Loan pursuant to Article III.

         "Borrowing" shall mean a borrowing under the Commitment consisting of an Advance by the Bank. A Borrowing is a "Euro-Dollar Borrowing" if the Advance is made as a Euro-Dollar Loan, and a "Base Rate Borrowing" if the Advance is made as a Base Rate Loan.

         "Borrowing Base" means, based on the most recent Quarterly Receivables Certification, which as of the date of a determination of the Borrowing Base has been received by the Bank, the aggregate of: (a) 85% of the aggregate net amount of Tier I Eligible Receivables; and (b) 70% of the aggregate net amount of Tier II Eligible Receivables.

         "Capital Leases" means all leases reflected on a balance sheet of the Borrower or a lease that should be so reflected in accordance with generally accepted accounting principles consistently applied.

         "Capital Stock" means any nonredeemable capital stock of the Borrower (to the extent issued to a Person other than the Borrower), whether common or preferred.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act.

         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

         "Change of Law" shall have the meaning set forth in Section 3.02.

         "Closing Certificate" has the meaning set forth in Section 4.01(d).

         "Closing Date" means ____________________________.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Collateral" has the meaning set forth in the Security Agreement.

         "Collateral Documents" shall mean, collectively, (i) the Security Agreement; (ii) the FMA Agreement; and (iii) the Guaranty Agreement; as any of the foregoing may be amended, modified, or supplemented.

         "Commitment" shall have the meaning assigned to it in Section 2.01.

         "Compliance Certificate" has the meaning set forth in Section 6.01(c).

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

         "Convertible Preferred Stock" of any Person means any nonredeemable preferred stock issued by such Person which is at any time prior to the Termination Date convertible to Capital Stock at the option of the holder thereof.

         "Debt" of the Borrower or of any other Person means at any date, without duplication, (i) all obligations of the Borrower or such Person for borrowed money, (ii) all obligations of the Borrower or such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Borrower or such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of the Borrower or such Person as lessee under Capital Leases, (v) all obligations of the Borrower or such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of the Borrower or such Person (in the event such Person is a corporation), (vii) all obligations of the Borrower or such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of the Borrower or such Person, whether or not such Debt is assumed by the Borrower or such Person, and (ix) all Debt of others Guaranteed by the Borrower or such Person.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means, with respect to any Advance, on any day, the sum of 2% plus the higher of (x) the Adjusted Monthly Libor Index Rate or (y) the Base Rate.

         "Depreciation" means for any period the sum of all depreciation expenses of the Borrower for such period, as determined in accordance with generally accepted accounting principles consistently applied.

         "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Domestic Business Day" means any day on which the Bank is open to the public for the conduct of banking business at its principal office in Winston-Salem, North Carolina.

         "EBILT" means, without duplication, for any fiscal period, as applied to the Borrower, the sum of the amounts for such fiscal period of: (i) Net Income (Loss) of the Borrower, (ii) Interest Expense, (iii) Lease Obligations actually paid or incurred by the Borrower during such period, and (iv) taxes based on income of the Borrower and actually paid by the Borrower during such period, all as determined and computed in accordance with generally accepted accounting principles consistently applied.

         "EBITDA" means, without duplication, for any fiscal period, as applied to the Borrower, the sum of the amounts for such fiscal period of: (i) Net Income (Loss) of the Borrower, (ii) Interest Expense, (iii) taxes based on income of the Borrower and actually paid by the Borrower during such period,
(iv) Depreciation, and (v) amortization expense, all as determined and computed in accordance with generally accepted accounting principles consistently applied.

         "Eligible Receivables" means those Receivables of the Borrower, each of which meets the following requirements: (i) such Receivable arose in the ordinary course of the Borrower's business; (ii) the right to payment has been fully earned by completed performance and, if Goods are involved, the Goods have been shipped by the Borrower (or if not shipped by the Borrower, are held by the Borrower under a "bill and hold" arrangement satisfactory to the Bank in its sole discretion); (iii) the Receivable includes only that portion thereof not subject to any offset, defense, counterclaim, credit, allowance or adjustment;
(iv) the Borrower's title to such Receivable is absolute and is subject to no prior assignment, claim, lien or security interest; (v) the full amount reflected on the Borrower's books and on any invoice or statement delivered to the Bank related to such Receivable is owing to the Borrower and no partial payment has been made thereon; (vi) such Receivable is currently due and payable and is not past due beyond the requirements set forth in the definitions for

Tier I and Tier II Eligible Receivables; (vii) such Receivable did not arise out of a contract or purchase order containing provisions prohibiting assignment thereof or the creation of a security interest therein, and the Borrower has received no note, trade acceptance, draft or other instrument with respect to such Receivable or in payment thereof; (viii) the Borrower has received no notice of the death of the account debtor or of the dissolution, termination of existence, insolvency, bankruptcy, appointment of receiver for any part of the property of, or assignment for the benefit of creditors made by, the account debtor; (ix) such Receivable is not payable by any Affiliate of the Borrower;
(x) such Receivable is not payable by any foreign Person except those foreign persons located in Canada and identified on Schedule 1.01 attached hereto, which
Schedule 1.01 may be supplemented from time to time at their discretion (provided that Persons present in possessions of the United States of America shall not be considered foreign Persons), unless such Receivable is payable in the full amount of the face value of such Receivable in United States dollars and is supported by an irrevocable letter of credit in form and substance acceptable to the Bank, in its sole discretion, and issued by a bank satisfactory to the Bank, in its sole discretion (and, if requested by the Bank, such letter of credit or the proceeds thereof, as the Bank, in its sole discretion, shall require, have been assigned to the Bank); (xi) such Receivable is not payable by the United States of America or any political subdivision or agency thereof, unless the Bank and the Borrower have complied with the Assignment of Claims Act with respect to such Receivable; (xii) the account debtor for such Receivable is not located in the State of New Jersey unless the Borrower has filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year; and (xiii) such Receivable is not payable by any Person who is the account debtor for other Receivable and who is past due (as provided in (vi) above) with regard to fifty percent (50%) or more of the aggregate amount of such other Receivables.

         "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower required by any Environmental Requirement.

         "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

         "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

         "Environmental   Proceedings"  means  any  judicial  or  administrative
proceedings arising from or in any way associated with any Environmental Requirement.

         "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

         "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law, including any rules or regulations promulgated thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Euro-Dollar Loan" means an Advance made or to be made (pursuant to this Agreement and the FMA Agreement) as a Euro-Dollar Loan based on the Adjusted Monthly Libor Index Rate.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents). The Adjusted Monthly Libor Index Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         "Event of  Default"  shall have the  meaning  assigned  to such term in
Section 7.01.

         "Facility Fee" shall have the meaning assigned to it in Section 2.06.

         "Facility Fee Payment Date" means the first day of each February, May, August, and November, commencing February 1, 1997; provided that if any such day is not a Domestic Business Day, the Facility Fee Payment Date shall be on the next succeeding Domestic Business Day.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic

Business Day as so published on the next succeeding  Domestic  Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions.

         "Fiscal Quarter" means any fiscal quarter of the Borrower.

         "Fiscal Year" means any fiscal year of the Borrower.

         "FMA Agreement" means that certain Financial Management Account Master Agreement dated November 14, 1996, between the Borrower and the Bank, together with and as amended by that certain Financial Management Account Investment/Commercial Loan Access Agreement dated November 14, 1996, between the Borrower and the Bank, together with all supplements, amendments, additions, and schedules thereto from time to time.

         "Funded Debt" means, at any date, any Debt of the Borrower.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantors" shall have the meaning set forth in Section 4.01(h).

         "Guaranty  Agreement"  shall have the meaning set forth in Section 4.01
(h).

         "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, or in any applicable state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower outstanding during such period.

         "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

         "Lease Obligations" means, for any period, as applied to the Borrower, all Debt and payment obligations of the Borrower for such period under operating leases and rental agreements.

         "Lending Office" means the Bank's office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as the Bank may hereafter designate as its Lending Office by notice to the Borrower.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan Documents" means this Agreement, the Note, the Collateral Documents, and any other document evidencing, relating to or securing the Advances, and any other document or instrument delivered from time to time in connection with this Agreement, the Note, the Collateral Documents, or the Advances, as such documents and instruments may be amended or supplemented from time to time.

         "Long-Term Debt" means, at any date, any Debt which matures (or the maturity of which may at the option of the Borrower be extended such that it matures) more than one year after such date.

         "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, business, investments, assets, or properties of the Borrower, (b) the rights and remedies of the Bank under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the legality, validity or enforceability of any Loan Document.

         The "Monthly Libor Index Rate" applicable to any Euro-Dollar Loan means the rate per annum designated by the Bank in its sole discretion on each Rate Determination Date as the Bank's Monthly Libor Index Rate, taking into account the offered rate for deposits in Dollars for a term of one month, which appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits), determined as of 11:00 a.m. (London time), on each such Rate Determination Date, and such other factors as the Bank shall deem relevant.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) or ERISA.

         "Net Income (Loss)" means, as applied to the Borrower or any other Person, for any period, gross revenues and other proper income of the Borrower or such other Person during such period less the aggregate during such period of
(i) cost of merchandise sold, (ii) selling, administrative and general expenses,
(iii) taxes, (iv) Depreciation, depletion and amortization of assets, and (v) any other items that are treated as expenses under generally accepted accounting principles consistently applied, all as computed in accordance with generally accepted accounting principles consistently applied.

         "Net Income of the  Borrower"  means,  for any  period,  the Net Income
(Loss) of the Borrower, but excluding any equity interests of the Borrower in the unremitted earnings of any Person.

         "Note" shall mean a promissory note of the Borrower payable to the order of the Bank, in substantially the form of Exhibit A hereto, evidencing the maximum principal indebtedness of the Borrower to the Bank under the Commitment, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

         "Obligations" means all indebtedness, obligations and liabilities to the Bank existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Borrower under this Agreement or any other Loan Document.

         "Officer's Certificate" has the meaning set forth in Section 4.01(e).

         "Operating Profits" means, as applied to any Person (including the Borrower) for any period, the operating income of such Person for such period, as determined in accordance with generally accepted accounting principles consistently applied.

         "Participant" has the meaning set forth in Section 8.05(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Encumbrances" means:

         (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

         (b) Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

         (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

         (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of twenty percent (20%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

         (e) Liens in favor of the Bank pursuant to the Loan Documents; and

         (f) Any Lien on any equipment of the Borrower securing Debt of the Borrower incurred for the purpose of financing all of the cost of acquiring such equipment, provided that (i) such Lien attaches to such equipment concurrently with the acquisition thereof, and (ii) such Liens shall not exceed, in the aggregate, $100,000.00 in any Fiscal Year.

         "Person" means any individual, joint venture, corporation, company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity or organization.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii)
maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate. A change in the Prime Rate shall be effective on the date of such change.

         "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower, wherever located.

         "Quarterly Receivables Certification" means a certification in the form attached hereto as Exhibit F and otherwise satisfactory to the Bank, certified by the chief financial officer or other authorized officer of Borrower regarding the Receivables of the Borrower.

         "Rate Determination Date" means each day that is two Euro-Dollar Business Days prior to the first day of each calendar month, and if such day is not a Domestic Business Day, then on the immediately preceding Domestic Business Day which is also a Euro-Dollar Business Day.

         "Receivables" means all obligations of every kind at any time owing to Borrower (whether now existing or hereafter arising, and whether classified under the Uniform Commercial Code as Accounts, Instruments, Contract Rights, Chattel Paper, Contracts, General Intangibles, or otherwise), all proceeds thereof, all security therefor and all of the Borrower's rights to Goods or other property sold or leased which may be represented thereby.

         "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either
(i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

         "Reportable Event" has the meaning given such term in Section 4043(b) of Title V of ERISA.

         "Reported Net Income" means, for any period, the Net Income (Loss) of the Borrower.

         "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

         "Security  Agreement"  shall have the meaning set forth in Section 4.01
(g).

         "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower, as set forth or reflected on the most recent balance sheet of the Borrower prepared in accordance with generally accepted accounting principles consistently applied, excluding any Redeemable Preferred Stock of the Borrower, and including any Convertible Preferred Stock. Shareholders' Equity would generally include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and
(iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

         "Subsidiary" any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent balance sheet of the Borrower, prepared in accordance with generally accepted accounting principles consistently applied, of

         (A) Any surplus resulting from any write-up of assets subsequent to July 31, 1996;

         (B) All assets which would be treated as intangibles under generally accepted accounting principles, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

         (C) To the extent not included in (B) of this definition, any amount at which shares of capital stock of the Borrower appear as an asset on the balance sheet of the Borrower;

         (D)  Loans  or  advances  to  stockholders,   directors,   officers  or
employees; and

         (E) To the extent not included in (B) of this definition, deferred expenses.

         "Taxes" has the meaning set forth in Section 2.11.

         "Termination Date" has the meaning set forth in Section 2.07.

         "Third Parties" means all lessees, sublessees, licenses and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

         "Tier I Eligible Receivables" means those Receivables of the Borrower, each of which meets the following requirements: (i) such Receivable meets all of the requirements set forth in the definition of the term "Eligible Receivables", and (ii) such Receivable is currently due and payable and no more than 90 days have elapsed from the date the claim evidencing such Receivable was filed with the publisher for payment, or alternatively, as may be applicable, from invoice date, and (iii) such Receivable is not a Tier II Eligible Receivable.

         "Tier II Eligible Receivables" means those Receivables of the Borrower, each of which meets the following requirements: (i) such Receivable meets all of the requirements set forth in the definition of the term "Eligible Receivables",
(ii) such Receivable is not a Tier I Eligible Receivable, and (iii) such Receivable is currently due and payable and more than 90 days have elapsed from the date the claim evidencing such Receivable was filed with the publisher for payment, or alternatively, as may be applicable, from invoice date, but no more than 365 days have elapsed from the date the claim evidencing such Receivable was filed with the publisher for payment, or alternatively, as may be applicable, from invoice date.

         "Total Assets" means, at any time, the total assets of the Borrower as set forth or reflected on the most recent balance sheet of the Borrower, prepared in accordance with generally accepted accounting principles consistently applied.

         "Total Capitalization" means, at any time, the sum of (i) Stockholders' Equity, and (ii) Funded Debt.

         "Transferee" has the meaning set forth in Section 8.05(d).

         "Unused Commitment" means at any date an amount equal to the Commitment less the aggregate outstanding principal amount of the Advances.

         "Wachovia" means Wachovia Bank of North Carolina, N.A., a national banking association, together with its successors.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Bank.

         SECTION 1.03. Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

         SECTION  1.04.   Terminology.   All  personal  pronouns  used  in  this
Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 1.05. References. Except as otherwise expressly provided in this Agreement: the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including any Schedule hereto which is a part hereof, and not to any particular Section, Article, paragraph or other subdivision; the singular includes the plural and the plural includes the singular; "or" is not exclusive; the words "include," "includes" and "including" are not limiting; a reference to any agreement or other contract includes past and future permitted supplements, amendments, modifications and restatements thereto or thereof; a reference to an Article, Section, paragraph or other subdivision is a reference to an Article, Section, paragraph or other subdivision of this Agreement; a reference to any law includes any amendment or modification to such law and any rules and regulations promulgated thereunder; a reference to a Person includes its permitted successors and assigns; any right may be exercised at any time and from time to time; and, except as otherwise expressly provided therein, all obligations under any agreement or other contract are continuing obligations throughout the term of such agreement or contract.

                             ARTICLE II. THE CREDITS

         SECTION 2.01. Commitment to Lend. The Bank agrees, on the terms and conditions set forth herein and in the FMA Agreement, to make Advances to the Borrower from time to time before the Termination Date; provided that, immediately after each such Advance is made, the aggregate principal amount of outstanding Advances shall not exceed the lesser of (i) the Borrowing Base, or

(ii) $8,700,000.00 (as such figure may be reduced from time to time as provided in this Agreement, the "Commitment"). Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.09, prepay Advances and reborrow under this Section at any time before the Termination Date. The Bank shall have no obligation to advance funds in excess of the lesser of (i) the Borrowing Base, or (ii) the amount of the Commitment.

         SECTION 2.02. Method of Borrowing. (a) Advances to the Borrower shall be made in accordance with the Bank's Financial Management Account service as set forth in the FMA Agreement, the terms and provisions of which are incorporated herein by reference; provided that all Advances shall be subject to the terms, covenants, conditions, restrictions and provisions of this Agreement.

         (b) Notwithstanding anything to the contrary contained in this Agreement or the FMA Agreement, the Bank shall have no obligation to make an Advance if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived.

         SECTION 2.03. Note. The Advances shall be evidenced by a single Note payable to the order of the Bank in an amount equal to the original principal amount of the Bank's Commitment. The Bank may, at its option, record on any schedule forming a part of the Note appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Advance made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such recordations and endorsements shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on the Note; provided that the failure of the Bank to make any such recordation shall not affect the obligation of the Borrower hereunder, under the Loan Documents or under the Note. The Note shall bear interest and be repaid in accordance with the terms and provisions of the FMA Agreement and Sections 2.04 and 2.05 of this Agreement.

         SECTION 2.04. Payment of Advances. The principal amount of all outstanding Advances together with all accrued and unpaid interest thereon, shall be due and payable in full, on the Termination Date; provided, however, that the aggregate outstanding principal amount of all Advances at any one time outstanding shall not exceed the lesser of: (i) the Commitment; or (ii) the Borrowing Base. In addition, the Borrower has authorized and directed the Bank to effect periodic payments of principal and interest on Advances under the FMA Agreement.

         SECTION 2.05. Interest Rates. (a) Subject to the provisions of Article III, each Advance shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the current Adjusted Monthly Libor Index Rate. The Adjusted Monthly Libor Index Rate will change as of the first (1st) day of each calendar month following a change in the Monthly Libor Index Rate as of the immediately preceding Rate Determination Date. Such interest shall be payable on the first (1st) Domestic Business Day of each calendar month in accordance with the FMA Agreement. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Adjusted Monthly Libor Index Rate applicable to such Euro-Dollar Loan or (ii) the Default Rate.

         (b) The Bank shall determine the interest rate applicable to each Advance hereunder and under the FMA Agreement, and shall, if requested by the Borrower, give prompt notice to the Borrower by telephone or telecopy of the rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (c) After the occurrence and during the continuance of a Default, the principal amount of Advances (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Bank, bear interest at the Default Rate. The Advances shall bear interest at a rate per annum equal to the Default Rate following any judgment in favor of the Bank on the Note.

         SECTION 2.06. Fees. (a) From and after the date hereof up to and including the Termination Date, the Borrower shall pay to the Bank a facility fee at the rate of three-eighths of one percent (0.375%) per annum (calculated from the date hereof on the basis of a year of 360 days and paid for the actual number of days elapsed) on the average daily balance of the Unused Commitment (the "Facility Fee"). The Facility Fee shall be payable by the Borrower quarterly in arrears on each Facility Fee Payment Date and on the Termination Date, provided that should the Commitment be terminated at any time prior to the Termination Date (whether by termination of the Commitment as provided in Section 2.07 or Section 2.08, refinancing of the Advances or otherwise), the entire accrued and unpaid Facility Fee shall be paid on the date of such termination.

         (b) The Borrower shall pay to the Bank on or prior to the Closing Date a Commitment Fee in the amount of $8,700.00 (the "Commitment Fee").

         SECTION 2.07. Optional Termination or Reduction of Commitment. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Bank, terminate the Commitment at any time, or reduce the Commitment from time to time by an aggregate minimum amount of at least $1,000,000 or an integral multiple of $100,000 in excess thereof. If the Commitment is so reduced, such reduction shall be accounted for in determining the Facility Fees due under Section 2.06. If the Commitment is so terminated in its entirety, (i) all accrued fees (as provided under Section 2.06) shall be payable on the effective date of such termination, and (ii) the Borrower shall pay to the Bank on the effective date of such termination a termination fee equal to one tenth of one percent (0.10%) of the Commitment. A notice of reduction or termination of the Commitment hereunder, once given, shall not thereafter be revocable by the Borrower.

         (b) NOTWITHSTANDING ANYTHING HEREIN OR IN THE FMA AGREEMENT TO THE CONTRARY, the Bank shall have the right, in its sole and absolute discretion, to terminate the Commitment and the Bank's obligation to extend the Commitment to the Borrower hereunder, upon not less than thirteen (13) months prior written notice. Such termination shall become effective on the date specified in the written notice which the Bank delivers to the Borrower exercising the Bank's option under this Section 2.07 to terminate the Commitment (the termination date specified in said written notice being referred to herein as the "Termination Date").

         SECTION 2.08. Termination of Commitment. The Commitment shall terminate and the unpaid principal balance and all accrued and unpaid interest on the Note will be due and payable upon the first of the following dates or events to occur: (i) acceleration of the maturity of the Note in accordance with the remedies contained in Section 7.02; (ii) the Borrower's termination of the Commitment pursuant to Section 2.07(a); or (iii) upon expiration of the Commitment on the Termination Date as provided for in Section 2.07(b). From and after the date of such termination, no Advances shall be made.

         SECTION 2.09. Optional Prepayments. Optional prepayments of Advances shall be permitted only as provided for in the FMA Agreement.

         SECTION 2.10. Mandatory Prepayments. (a) On each date on which the Commitment is reduced pursuant to Section 2.07, the Borrower shall repay or prepay such principal amount of the outstanding Advances, if any (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the outstanding Advances does not exceed the aggregate amount of the Commitment as then reduced. Each such payment or prepayment shall be applied to Advances outstanding on the date of such payment (in direct order of maturity).

         (b) In the event that the aggregate principal amount of all Advances at any one time outstanding shall at any time exceed the lesser of: (i) the Borrowing Base; or (ii) the aggregate amount of the Commitment, the Borrower shall immediately repay (in the inverse order of maturity) so much of the Advances as is necessary in order that the aggregate principal amount of the Advances thereafter outstanding shall not exceed the lesser of: (i) the Borrowing Base; or (ii) the Commitment.

         SECTION 2.11. General Provisions Concerning Payments. (a) All payments of principal of, or interest on, the Note, and of the Facility Fee or any other fees due hereunder, shall be made in Federal or other funds immediately available to the Bank at its office in Greensboro, North Carolina not later than 1:00 p.m., Greensboro, North Carolina time. Funds received after 1:00 p.m. shall be deemed to have been paid on the next following Domestic Business Day.

         (b) Whenever any payment of principal, or interest or fees, shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of the Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to Advances or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Bank all receipts and other documents evidencing such payment and shall pay to the Bank additional amounts as may be necessary in order that the amount received by the Bank after the required withholding or other payment shall equal the amount the Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of any Advance or fee relating thereto, the Borrower shall furnish, at the Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to the Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate the Bank for, and indemnify the Bank with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

         In the event the Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.11, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter the Bank is required to return such refund, the Borrower shall promptly repay to the Bank the amount of such refund.

         Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Note.

         SECTION 2.12. Computation of Interest.  Interest shall be calculated on
the   basis   of  a  year  of  360   days  for  the   actual   number   of  days
for the actual number of days in each interest period.

               ARTICLE III. CHANGE IN CIRCUMSTANCES; COMPENSATION

         SECTION 3.01. Basis for Determining Interest Rate Inadequate or Unfair. If at any time:

         (i) the Bank determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such one month period or otherwise determines in its reasonable judgment that it is not possible to determine the Monthly Libor Index Rate, or

         (ii) the Bank determines that the Monthly Libor Index Rate will not adequately and fairly reflect the cost to the Bank of funding Euro-Dollar Loans,

the Bank shall give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to make or maintain Euro-Dollar Loans shall be suspended.

         SECTION 3.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for the Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and the Bank shall so notify the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make Euro-Dollar Loans shall be suspended. If the Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Advance, the Borrower shall borrow an Advance as a Base Rate Loan in an equal principal amount from the Bank and the Bank shall make such an Advance.

         SECTION 3.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any
Authority:

         (i) shall subject the Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, the Note or its obligation to make or maintain Euro-Dollar Loans, or shall change the basis of taxation of payments to the Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make or maintain Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of the Bank or its Lending Office imposed by the jurisdiction in which the Bank's principal executive office or Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Bank (or its Lending Office); or

         (iii) shall impose on the Bank (or its Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make or maintain Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Lending Office) under this Agreement or under the Note with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

         (b) If the Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations under this Agreement with respect to any Advance to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

         (c) The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

         (d) The provisions of this Section shall be applicable with respect to any Participant in, or Assignee or other Transferee of, the obligations of the Borrower hereunder to the Bank, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

         SECTION 3.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of the Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 3.01 or Section 3.02, or (ii) the Bank has demanded compensation under Section 3.03 and the Borrower, by at least one Domestic Business Day's prior notice to the Bank, shall have elected that the provisions of this Section shall apply, then, unless and until the Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (a) all Advances which would otherwise be made by the Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans, and

         (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

         SECTION 3.05. Compensation. Upon the request of the Bank, delivered to the Borrower, the Borrower shall pay to the Bank such amount or amounts as shall compensate the Bank for any loss, cost or expense incurred by the Bank as a result of:

         (a) any optional or mandatory payment or prepayment (pursuant to Section 3.02, the FMA Agreement or otherwise) of a Euro-Dollar Loan on a date other than (i) the first day of a calendar month, or (ii) an approved date for payment or prepayment as provided for in or pursuant to the FMA Agreement; or

         (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment of or notice of reduction of the Commitment hereunder, as the case may be.


                      ARTICLE IV. CONDITIONS TO BORROWINGS

         SECTION 4.01. Conditions to First Borrowing. The obligation of the Bank to make an Advance on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 4.02 and the following additional conditions:

         (a) receipt by the Bank from the Borrower of a duly executed counterpart of this Agreement signed by the Borrower;

         (b) receipt by the Bank of the duly executed Note complying with the provisions of Section 2.03;

         (c) receipt by the Bank of an opinion of counsel of Gallop, Johnson & Neuman, L.C., counsel for the Borrower and Guarantors, substantially in the form of Exhibit B hereto, and covering such additional matters relating to the transactions contemplated hereby as the Bank may reasonably request;

         (d) receipt by the Bank of a certificate, dated the Closing Date and substantially in the form attached hereto at Exhibit D (the "Closing
Certificate"), signed by a principal financial officer of the Borrower to the effect that (i) no Default hereunder has occurred and is continuing on the Closing Date and (ii) the representations and warranties of the Borrower contained in Article V are true on and as of the Closing Date; and if the first Advance is made by the Bank after the Closing Date, receipt by the Bank of a certificate, dated the date of the first Advance, signed by a principal financial officer of the Borrower to the effect that (i) no Default hereunder has occurred and is continuing on the date of the first Advance and (ii) the representations and warranties of the Borrower contained in Article V are true on and as of the date of the first Advance hereunder;

         (e) receipt by the Bank of all documents which the Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Note and the other Loan Documents to which the Borrower is a party, and any other matters relevant hereto, all in form and substance satisfactory to the Bank, including without limitation a certificate of incumbency of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower and substantially in the form of Exhibit E hereto (the "Officer's Certificate"), certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Certificate of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State (or other appropriate office) of the jurisdiction of the Borrower's incorporation as to the good standing of the Borrower as a corporation of such jurisdiction, (iv) a certificate of the Secretary of State of North Carolina as to the good standing of the Borrower as a foreign corporation under the laws of the State of North Carolina, and (v) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which the Borrower is a party;

         (f) receipt by the Bank of the duly executed FMA Agreement, together with all Schedules and supplements thereto;

         (g) duly executed UCC financing statements and a duly executed Security Agreement (the "Security Agreement") from the Borrower granting to or for the benefit of the Bank a first priority lien on and security interest in the Collateral;

         (h) receipt by the Bank of a Guaranty Agreement satisfactory in form and substance to the Bank (the "Guaranty Agreement"), and duly executed by S. Leslie Flegel, Elynor Flegel, William H. Lee, Jr., and Theresa O. Lee (herein collectively referred to as the "Guarantors") to and in favor of the Bank;

         (i) policies of insurance or certificates evidencing such policies (with loss payable clauses satisfactory to the Bank) as required pursuant to the Security Agreement;

         (j) a Quarterly Receivables Certification dated as of July 31, 1996 and the financial information required in Sections 6.01(b) and (c) with respect to the Fiscal Quarter ending July 31,1996;

         (k) Uniform Commercial Codes searches confirming the Bank's first lien position with respect to the Collateral;

         (l) receipt by the Bank of payment of the Commitment Fee; and

         (m) such other documents or items as the Bank or its counsel may reasonably request.

         SECTION 4.02. Conditions to All Borrowings. The obligation of the Bank to make an Advance on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

         (a) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing;

         (b) the fact that the representations and warranties of the Borrower contained in Article V shall be true on and as of the date of such Borrowing; and

         (c) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Advances will not exceed the lesser of (i) the amount of the Commitment, or (ii) the Borrowing Base.

Each Advance hereunder and under the FMA Agreement shall be deemed to be a representation and warranty by the Borrower on the date of such Advance as to the facts specified in clauses (a), (b) and (c) of this Section; provided that such Advance shall not be deemed to be such a representation and warranty to the effect set forth in Section 5.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Bank if the aggregate outstanding principal amount of the Advances immediately after such Borrowing will not exceed the aggregate outstanding principal amount of Advances immediately before such Borrowing.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 5.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 5.02. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Note and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower.

         SECTION 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Note and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

         SECTION 5.04. Financial Information. (a) The balance sheet of the Borrower as of January 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by BDO Seidman LLP, copies of which have been delivered to the Bank, and the unaudited financial statements of the Borrower for the interim period ended July 31, 1996, copies of which have been delivered to the Bank, fairly present, in conformity with generally accepted accounting principles, the financial position of the Borrower as of such dates and its results of operations and cash flows for such periods stated.

         (b) Since July 31, 1996 there has been no event, act, condition or occurrence having a Material Adverse Effect.

         (c)  The  Borrower's   federal   taxpayer   identification   number  is
43-1710906.

         SECTION 5.05. Litigation. Except as disclosed in Schedule 5.05, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower before any court or arbitrator or any governmental body, agency or official which could have or cause a Material Adverse Effect, or which in any manner draws into question the validity of, or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Note or any of the other Loan Documents.

         SECTION 5.06. Compliance with ERISA. (a) The Borrower does not have any employee pension benefit plan which is covered by Title IV of ERISA or that is subject to the minimum funding standards under Section 412 of the Code.

         (b) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to any Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan under Title IV of ERISA.

         (c) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

         SECTION 5.07. Taxes. There have been filed on behalf of the Borrower all Federal, state and local income, excise, property and other tax returns which are required to be filed by it and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower have been paid. The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower have been examined and closed through the Fiscal Year ended January 31, 1996.

         SECTION 5.08. Subsidiaries. The Borrower has no Subsidiaries.

         SECTION 5.09. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 5.10. Ownership of Property; Liens. The Borrower has title to its Properties and assets sufficient for the conduct of its business, and none of such Properties or assets is subject to any Lien except for Permitted Encumbrances. All patents, trademarks, tradenames, copyrights, technologies and applications for such owned by or requested in the name of the Borrower are shown on Schedule 5.10 hereto.

         SECTION 5.11. No Default. The Borrower is not in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause of Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 5.12. Full Disclosure. All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which could have or cause a Material Adverse Effect.

         SECTION 5.13. Environmental Matters. (a) The Borrower is not subject to any Environmental Liability which could have or cause a Material Adverse Effect and the Borrower has not been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties have been identified on any current or proposed (i) National
Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

         (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, managed at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, generated, stored, disposed of, and managed in the ordinary course of business in compliance with all applicable Environmental Requirements.

         (c) The Borrower, and each of its Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Affiliate's, respective businesses.

         SECTION 5.14. Compliance with Laws. The Borrower is in compliance with all applicable laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.

         SECTION 5.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws.

         SECTION 5.16. Margin Stock. The Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

         SECTION 5.17. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Advances under this Agreement and under the FMA Agreement, the Borrower will not be "insolvent," within the meaning of that term as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or as contemplated in N.C.G.S. ss. 39-15, et. seq. or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

         SECTION 5.18. Insurance. The Borrower maintains (in its own name), with financially sound and reputable insurance companies, insurance on all of its Properties, Equipment, Fixtures, and Inventory, in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.


                              ARTICLE VI. COVENANTS

         The Borrower agrees that, so long as the Commitment is in effect hereunder or any amount payable under the Note, this Agreement or the FMA Agreement remains unpaid:

         SECTION 6.01. Information. The Borrower will deliver to the Bank:

         (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a balance sheet of the Borrower as of the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by BDO Seidman LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to Bank;

         (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year, a balance sheet of the Borrower as of the end of such quarter and the related statement of income and statement of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate substantially in the form of Exhibit H attached hereto (the "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 6.03 through 6.07, inclusive on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

         (e) within five Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

         (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

         (i) as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, a Quarterly Receivables Certification, dated as of the last day of the applicable Fiscal Quarter; and

         (j) from time to time such additional information regarding the financial position or business of the Borrower as the Bank may reasonably request.

         SECTION 6.02. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account which fairly state the financial position of the Borrower in all material respects in conformity with generally accepted accounting principles with respect to all dealings and transactions in relation to its business and activities; and will permit representatives of the Bank at the Bank's expense prior to the occurrence of an Event of Default and at the Borrower's expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

         SECTION 6.03. Ratio of EBILT to Interest Expense and Lease Obligations. As of January 31, 1997, the ratio of EBILT for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters to the sum of (i) Interest Expense and (ii) Lease Obligations, actually paid during such Fiscal Quarters, will not be less than 2.00 to 1.00; and as of the end of each Fiscal Quarter thereafter, the ratio of EBILT for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters to the sum of (i) Interest Expense and (ii) Lease Obligations, actually paid during such Fiscal Quarters, will not be less than 2.50 to 1.00.

         SECTION 6.04. Ratio of Funded Debt to EBITDA. As of July 31, 1997 and as of the end of each Fiscal Quarter thereafter, the ratio of Funded Debt for the Fiscal Quarter then ending to EBITDA for such Fiscal Quarter and for the immediately preceding three Fiscal Quarters, will not be less than 4.00 to 1.00.

         SECTION 6.05. Ratio of Funded Debt to Total Capitalization. From the Closing Date through the Fiscal Quarter ending July 31, 1997, the ratio of Funded Debt to Total Capitalization shall not exceed 65.0%; from August 1, 1997 through January 31, 1998, the ratio of Funded Debt to Total Capitalization shall not exceed 60.0%; from February 1, 1998 through July 31, 1998, the ratio of Funded Debt to Total Capitalization shall not exceed 55.0%; and from and after August 1, 1998, the ratio of Funded Debt to Total Capitalization shall not exceed 50.0%.

         SECTION 6.06. Minimum Tangible Net Worth. Tangible Net Worth will at no time be less than $3,600,000.00 plus the sum of 50.0% of the cumulative Reported Net Income of the Borrower during any period after July 31, 1996 (taken as one accounting period), calculated quarterly but excluding from such calculations any quarter in which the Net Income of the Borrower is negative.

         SECTION 6.07. Accounts Receivable. Tier I Eligible Receivables shall at all times comprise more than fifty percent (50%) of the Borrower's Receivables. At no time shall total Receivables to the Canadian companies identified on
Schedule 1.01 attached hereto exceed in the aggregate ten percent (10%) of Eligible Receivables.

         SECTION 6.08. Restricted Payments. The Borrower will not declare or make any Restricted Payment during any Fiscal Year except from Net Income and then only after providing for payment of all current principal payments on Long-Term Debt; provided that after giving effect to the payment of any such Restricted Payments, the Borrower will be in full compliance with all of the provisions of this Agreement.

         SECTION 6.09. Loans or Advances. The Borrower shall not make loans or advances to any Person except: (i) the existing loans to officers of the Borrower as reflected on the financial information submitted by the Borrower to the Bank under Section 6.01(b) and (c) of this Agreement for the Fiscal Quarter ending July 31, 1996; and (ii) deposits required by government agencies or public utilities; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i) or (ii) of this Section, the Borrower will be in full compliance with all the provisions of this Agreement.

         SECTION 6.10. Investments. The Borrower shall not make Investments in any Person except investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Bank, (iii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, and/or (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.

         SECTION 6.11. Negative Pledge. The Borrower shall not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Encumbrances.

         SECTION 6.12. Maintenance of Existence. The Borrower shall maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

         SECTION 6.13. Dissolution. The Borrower shall not suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock.

         SECTION 6.14. Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or create or acquire any Subsidiary, or discontinue or eliminate any business line or segment, provided that

         (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states,
(ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing,

         (b) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding seven Fiscal Quarters, either
(x) constituted more than 10% of Total Assets at the end of the eighth Fiscal Quarter immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Operating Profits during the eight Fiscal Quarters immediately preceding such Fiscal Quarter.

         SECTION 6.15. Use of Proceeds. No portion of the proceeds of the Advances will be used by the Borrower (i) in connection with any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

         SECTION 6.16. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Borrower will pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Bank, the Borrower will set up reserves satisfactory to the Bank.

         SECTION 6.17. Insurance. The Borrower will maintain, or cause to be maintained, public liability insurance and fire and extended coverage insurance on all assets owned by it, all in such form and amounts as are consistent with industry practices and satisfactory to the Bank and with such insurers as may be satisfactory to the Bank. The Borrower will maintain, or cause to be maintained, business interruption insurance in such form and amounts as are satisfactory to the Bank and with insurers as may be satisfactory to the Bank. Such policies of insurance or certificates evidencing such policies shall be deposited with the Bank, or the Borrower will furnish to the Bank such evidence of insurance as the Bank may require. All such policies insuring Collateral shall contain a loss payable clause, in a form satisfactory to the Bank, in its sole discretion, naming the Bank as loss payee as its interests may appear. Each such policy of insurance or endorsement shall contain a clause requiring the insurer to give the Bank not less than thirty (30) days written notice before any such policy shall be altered or cancelled or the coverage thereunder reduced or restricted. Unless written consent to the contrary is first obtained from the Bank, all proceeds payable under any such policy shall be payable in any event to the Bank (regardless of whether an Event of Default has occurred hereunder), and the insurer named therein is hereby authorized and directed by the Borrower to make payment for any loss under any such policy of insurance to the Bank as its interests may appear, rather than to the Borrower and the Bank jointly. The Bank may act as the Borrower's agent in adjusting or compromising any loss under any such insurance policy and in collecting and receiving the proceeds from any such policy, and the Bank is hereby appointed the Borrower's attorney-in-fact (without requiring the Bank to act as such) to endorse any check which may be payable to the Borrower and to collect such returned or unearned premiums or the proceeds of such insurance, and any amount so collected may be applied toward satisfaction of any of the liabilities, indebtedness or obligations of the Borrower evidenced by the Note or arising from or in connection with this Agreement. The Borrower hereby agrees that, if the Borrower shall default in its obligation hereunder to insure the Collateral in a manner satisfactory to the Bank, or in the event the Borrower fails to pay or cause to be paid the premium on any insurance required hereunder, then the Bank shall have the right (but not the obligation), in its sole discretion, to procure such insurance and/or pay any premium on such insurance, and to charge the costs of same to the Borrower, and the Bank may, at its option, demand reimbursement by the Borrower for such amounts so paid with interest thereon at the Default Rate, or the Bank may, at its option, add all such costs and expenses incurred by the Bank to the unpaid principal amount of the liabilities, indebtedness and obligations of the Borrower evidenced by the Note and arising from or in connection with this Agreement (which costs and expenses shall become a part thereof and shall bear interest at the Default Rate or the highest contract rate permitted by applicable law whichever is less); and all of the foregoing shall be secured by the Collateral.

         SECTION 6.18. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Bank.

         SECTION 6.19. Maintenance of Property. The Borrower shall maintain all of its Properties and assets in good condition, repair and working order, ordinary wear and tear excepted, and will pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and will pay or cause to be paid all rental or mortgage payments due on such real estate. The Borrower hereby agrees that, in the event it fails to pay or to cause to be paid any such payment which failure continues for five (5) days (unless the validity or amount of such payment is being contested in good faith, by appropriate proceedings diligently pursued and the amount thereof is adequately reserved), the Bank may (but shall have no obligation to) do so and shall be reimbursed by the Borrower therefor on demand with interest thereon at the Default Rate. The Borrower will comply with all obligations under the leases to which the Borrower is a party with regard to the Properties.

         SECTION 6.20. Environmental Notices. The Borrower shall furnish to the Bank prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

         SECTION 6.21. Environmental Matters. The Borrower will not, and will not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, generated, stored, disposed or managed in the ordinary course of business in compliance with all applicable Environmental Requirements.

         SECTION 6.22. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

         SECTION 6.23. Transactions with Affiliates. The only transactions with Affiliates of Borrower to which the Borrower is a party are those transactions with Affiliates disclosed in the Borrower's Form 10-K annual report for the Fiscal Year ending January 31, 1996 and the Borrower's Form 10-Q quarterly report for July 31, 1996, copies of which have been provided to the Bank; and otherwise, the Borrower shall not enter into, or be a party to, any transaction with any Affiliate of the Borrower (which Affiliate is not the Borrower), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are disclosed to the Bank, consented to in writing by the Bank, and are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

         SECTION 6.24. Collateral. (a) The Borrower will collect its Accounts and sell its Inventory only in the ordinary course of its business.

         (b) The Borrower will keep accurate and complete records of its Accounts, Inventory and Equipment, consistent with sound business practices.

         (c) The Borrower will notify the Bank ten (10) days in advance of any change in the location of any of its places of business or of the establishment of any new, or the discontinuance of any existing, place of business or of the locations at which any of the Collateral is kept; and all locations of the Borrower's places of business and all locations at which any of the Collateral is kept are listed on Exhibit G attached hereto.

         (d) If requested by the Bank in writing, the Borrower will furnish to the Bank written reports, in addition to the other reports and certificates required of Borrower under this Agreement, detailing the aging of the Receivables and collections thereof, and containing such information with respect thereto as the Bank may specify. Such reports shall be furnished by the Borrower daily, if required by the Bank.

         (e) If requested by the Bank in writing from time to time and at intervals designated by the Bank, Borrower shall provide the Bank with schedules, in addition to the other reports and certificates required of Borrower under this Agreement, of all of Borrower's Inventory, itemizing and describing the kind, type, quality and quantity of such Inventory, Borrower's cost therefor and selling price thereof, together with such support documents as the Bank may request, including, without limitation, invoices relating to Borrower's purchase of goods listed in said schedule; and the Borrower shall not sell Inventory on consignment.

         SECTION 6.25. Interest Rate Protection. The Borrower will obtain and maintain interest rate protection (for example, without limitation, an interest rate swap, cap, floor or collar), satisfactory to the Bank on at least fifty percent (50%) of the Commitment. The Borrower agrees that it will, from time to time, execute and deliver to the Bank, or cause to be executed and delivered, such further instruments, documents, contracts and agreement as may reasonably be required by the Bank for carrying out the requirements for interest rate protection or facilitating the performance by the Borrower of its obligations under this Section 6.25.

                              ARTICLE VII. DEFAULTS

         SECTION 7.01. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default by the Borrower under this Agreement:

         (a) the Borrower shall fail to pay when due any principal of any Advance, or shall fail to pay any interest on any Advance within five (5) Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amounts payable hereunder within five (5) Domestic Business Days after such fee or other amount becomes due; or

         (b) the Borrower shall fail to observe or perform any covenant contained in Sections 6.03 through 6.15, inclusive, and Sections 6.17 and 6.24; or

         (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for thirty (30) days after the earlier of (i) the first day on which a responsible officer of the Borrower has knowledge of such failure, or (ii) written notice thereof has been given to the Borrower by the Bank; or

         (d) any representation, warranty, certification or statement made by the Borrower in Article V, or deemed made by the Borrower or any Guarantor, in any certificate, financial statement or other document delivered pursuant to this Agreement or the Guaranty Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

         (e) the Borrower shall fail to make any payment when due or within any applicable grace period in respect of Debt outstanding (other than the Note), which Debt in the aggregate exceeds $100,000.00; or

         (f)  any  event  or  condition   shall  occur  which   results  in  the
acceleration of the maturity of Debt outstanding of the Borrower or any Guarantor which in the aggregate exceeds $100,000.00 or the purchase of such Debt by the Borrower (or its designee) or by such Guarantor (or his designee) prior to the scheduled maturity thereof or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the purchase thereof by the Borrower (or its designee) or by such Guarantor (or his designee) prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so;

         (g) the Borrower or any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Guarantor under the federal bankruptcy laws as now or hereafter in effect; or

         (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to any Plan under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

         (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000.00 shall be rendered against the Borrower or any Guarantor and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

         (k) a federal tax lien shall be filed against the Borrower or any Guarantor under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower under Section 4068 of ERISA and in any case such lien shall remain undischarged for a period of 25 days after the date of filing; or

         (l) (i) any Person or two or more Persons (other than S. Leslie Flegel and William H. Lee, Jr.) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

         (m) a judgment creditor of the Borrower shall lawfully obtain and retain for at least five (5) days possession of any material portion of the Collateral by any lawful means, including, but without limitation, levy, distraint, replevin or self-help; or

         (n) the Guarantors (or any one of them) shall fail to observe or perform any obligation under the Guaranty Agreement or any other document to which any Guarantor is a party relating to the Advances or the Guaranty Agreement; or

         (o) a default or an event of default under any of the Loan Documents or Collateral Documents shall occur and be continuing; or

         (p) the occurrence of any event, act or condition which the Bank determines either does or has a reasonable probability of causing a Material Adverse Effect; or

         (q) a breach, violation, failure of performance, default or event of default shall occur and be continuing under the FMA Agreement or the FMA Agreement is terminated.

         SECTION 7.02. Remedies on Default. Upon the occurrence of an Event of Default, the Bank may, by notice to the Borrower, terminate the Commitment which shall thereupon terminate, and by notice to the Borrower declare the Note (together with accrued interest thereon) to be, and the Note and all outstanding Advances shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Bank, the Commitment shall thereupon terminate and the Note and all outstanding Advances (together with accrued interest thereon) and fees shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition and upon the occurrence of an Event of Default, the Bank may exercise any rights, powers or remedies under any of the Loan Documents. Notwithstanding the foregoing, the Bank shall have available to it all rights and remedies provided under the Loan Documents
(including, without limitation, the Collateral Documents) and in addition thereto, all other remedies at law or in equity, and may exercise any one or all of them.

         SECTION 7.03. Security Interest; Offset. In addition to, and not in limitation of, all rights of offset that the Bank or other holder of the Note may have under applicable law, the Borrower hereby grants to the Bank, and to each Participant, Assignee or other Transferee, as security for the full and punctual payment and performance of the obligations to pay to the Bank the principal of and interest on the Advances and other amounts due hereunder, a continuing lien on and security interest in all deposits and other sums credited by or due from the Bank (or such Participant, Assignee or other Transferee) to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank (and each such Assignee and, to the extent permitted by applicable law, each such Participant and other Transferee) may, at any time after the occurrence of an Event of Default and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against the amounts owing under this Agreement and the Note, whether or not any other Person or Persons could also withdraw money therefrom.


                           ARTICLE VIII. MISCELLANEOUS

         SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party:

         (a) If to the Borrower:

             The Source Company
             11644 Lilburn Park Road
             St. Louis, Missouri 63146
             Attention: Mr. S. Leslie Flegel
             Fax number: (314) 995-9022

         (b) If to the Bank:

             Wachovia Bank of North Carolina, N.A.
             Post Office Box 21048
             Greensboro, North Carolina 27420-1048
             [230 North Elm Street - 27401-2429]
             Attention: John K. Stephens
             Fax number: 910-412-7100

Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the fax number specified in this Section and the facsimile machine used by the sender provides a written confirmation that such facsimile has been so transmitted or receipt of such facsimile transmission is otherwise confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Bank under Article II or Article III shall not be effective until received.

         SECTION 8.02. No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Note or any other Loan Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 8.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Bank, including without limitation, reasonable attorneys' fees and all disbursements of attorneys for the Bank, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or any amendment hereof or any actual or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

         (b) The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

         (c) The Borrower shall indemnify the Bank and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by the Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Bank to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, reasonable attorneys' fees and all disbursements of attorneys for the Bank, any Affiliate thereof, or any such other Person) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

         SECTION 8.04. Amendments and Waivers. Any provision of this Agreement, the Note or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.

         SECTION 8.05. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

         (b) The Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Advance, the Note, the Commitment hereunder or any other interest of the Bank hereunder. In the event of any such sale by the Bank of a participating interest to a Participant, the Bank's obligations under this Agreement shall remain unchanged, the Bank shall remain solely responsible for the performance thereof, the Bank shall remain the holder of any the Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. In no event shall the Bank be obligated to the Participant to take or refrain from taking any action hereunder except that the Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Advance or Advances, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Advance or Advances, (iii) the change of the principal of the related Advance or Advances,
(iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the Collateral held as security for the Advances, or (vi) the release of the Guaranty Agreement given to support payment of the Advances. The Bank shall, within ten Domestic Business Days after selling a participating interest in any Advance, the Note, the Commitment or other interest under this Agreement, provide the Borrower with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article III and
Section 7.03 with respect to its participation in Advances outstanding from time to time.

         (c) The Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Note, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit C executed by such Assignee, the Bank and the Borrower; provided that (i) no interest may be sold by the Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the Commitment, and (ii) no interest may be sold by the Bank pursuant to this paragraph (c) to any Assignee which is not an Affiliate of the Bank without the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. Upon (A) execution of the Assignment and Acceptance by the Bank, such Assignee, and the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower, and (C) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower or the Bank shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph
(c), the Bank and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.

         (d) Subject to the provisions of Section 8.06, the Borrower authorizes the Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in the Bank's possession concerning the Borrower which has been delivered to the Bank by the Borrower pursuant to this Agreement or which has been delivered to the Bank by the Borrower in connection with the Bank's credit evaluation prior to entering into this Agreement.

         (e) No Transferee shall be entitled to receive any greater payment under Section 3.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 3.03 requiring the Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) Anything in this Section 8.05 to the contrary notwithstanding, the Bank may assign and pledge all or any Advances and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances and/or obligations made by the Borrower to the Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Advances and/or obligations to the extent of such payment. No such assignment shall release the Bank from its obligations hereunder.

         SECTION 8.06. Confidentiality. The Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from any one other than persons employed or retained by the Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Advances; provided, however, that nothing herein shall prevent the Bank from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Bank, (iii) which has been publicly disclosed, (iv) to the extent reasonably required in connection with any litigation to which the Bank or their respective Affiliates may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to the Bank's legal counsel and independent auditors and (vii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section.

         SECTION 8.07. Interest Limitation. Notwithstanding any other term of this Agreement, the Note or any other Loan Document, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under the Note by the Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount or interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. ss.85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, the Note or any other Loan Document which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

         SECTION 8.08. Survival of Certain Obligations. Article III and the obligations of the Borrower thereunder, and Section 8.03 and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitment and the payment in full of the principal of and interest on the Advances.

         SECTION 8.09. Governing Law. This Agreement and the Note shall be construed in accordance with and governed by the law of the State of North Carolina. This Agreement and the Note are intended to be effective as instruments executed under seal.

         SECTION 8.10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 8.11. Consent to Jurisdiction. The Borrower (a) submits to personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Note and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Agreement, the Note or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 8.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Bank from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

         SECTION 8.12. Severability. If any provisions of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

         SECTION 8.13. Captions. Captions in this Agreement are for the convenience of reference only and shall not affect the meaning or interpretation of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the year and day first above written.

                                   BORROWER:

                                   THE SOURCE COMPANY
ATTEST:


____________________________       By:________________________________________
Assistant Secretary                Title: Chairman and Chief Executive Officer



[CORPORATE SEAL]

                                   BANK:

Lending Office                     WACHOVIA BANK OF NORTH CAROLINA, N.A.
Wachovia Bank of North
Carolina, N.A.                     By:_________________________________________
230 N. Elm Street                  Title:______________________________________
Greensboro, North Carolina 27401